UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 4, 2024

PERMIAN RESOURCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37697	47-5381253
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 N. Marienfeld St., Suite 1000

Midland, Texas 79701

(Address of Principal Executive Offices) (Zip Code)

(432) 695-4222

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On March 4, 2024, Permian Resources Corporation (the “Company”) issued a press release announcing the pricing of its previously announced underwritten public offering of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), of the Company by certain of its stockholders. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

On March 6, 2024, the Company issued a press release announcing that Permian Resources Operating, LLC, a Delaware limited liability company (“OpCo”) and a subsidiary of the Company, has given notice of its intention to redeem all of OpCo’s outstanding $356,351,000 aggregate principal amount 6.875% Senior Notes due 2027 (the “Notes”) on April 5, 2024 (the “Redemption Date”) at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest up to, but excluding, the Redemption Date. A copy of the press release is furnished as Exhibit 99.2 hereto and is incorporated into this Item 7.01 by reference.

The information furnished pursuant to this Item 7.01 (including the exhibits) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933 (as amended, the “Securities Act”) or the Exchange Act.

Item 8.01.	Other Events.

On March 4, 2024, the Company and certain affiliates of EnCap Investments L.P., NGP Energy Capital Management, L.L.C., Pearl Energy Investments, Riverstone Investment Group LLC, James H. Walter, John Bell, Robert J. Anderson and William M. Hickey III (collectively, the “Selling Stockholders”) and Goldman Sachs & Co. LLC (the “Underwriter”) entered into an underwriting agreement (the “Underwriting Agreement”), pursuant to which the Selling Stockholders agreed to sell to the Underwriter, and the Underwriter agreed to purchase from the Selling Stockholders, subject to and upon the terms and conditions set forth therein, an aggregate 48,500,000 shares of Class A Common Stock (the “Offering”), at a price to the public of $15.76 per share. The Offering was made pursuant to a registration statement previously filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”), which became effective automatically upon filing on November 8, 2023, by means of a prospectus that meets the requirements under the Securities Act, and the prospectus supplement dated March 4, 2024 and filed with the with the SEC on March 6, 2024. The Company will not receive any proceeds from the sale of shares of Class A Common Stock in the Offering. The Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Selling Stockholders and other customary obligations of the parties and termination provisions. The Offering is expected to close on or around March 6, 2024, subject to the satisfaction of customary closing conditions. A legal opinion related to the Offering is filed herewith as Exhibit 5.1.

Concurrently with the closing of the Offering, the Company has agreed to purchase from certain of the Selling Stockholders an aggregate 2,000,000 common units representing limited liability company interests in OpCo (“Permian LLC Units”) at a price per Permian LLC Unit equal to the price per share at which the Underwriter agreed to purchase shares of Class A Common Stock in the Offering (the “Concurrent Unit Purchase”) and to cancel a corresponding number of shares of Class C Common Stock, par value $0.0001 per share, of the Company held by such Selling Stockholders. The Offering is not conditioned upon the completion of the Concurrent Unit Purchase, but the Concurrent Unit Purchase is conditioned upon the completion of the Offering.

The Underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, the Selling Stockholders and its and their respective affiliates, for which they received or will receive customary fees and expenses. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

1.1+	Underwriting Agreement, dated March 4, 2024, by and among Permian Resources Corporation, the selling stockholders named therein and the underwriter named therein.

5.1	Opinion of Vinson & Elkins L.L.P.

99.1	Press Release, dated March 4, 2024, of Permian Resources Corporation.

99.2	Press Release, dated March 6, 2024, of Permian Resources Corporation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+

Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMIAN RESOURCES CORPORATION

By:	/s/ Guy M. Oliphint
Guy M. Oliphint
Executive Vice President and Chief Financial Officer

Date:	March 6, 2024

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